Exhibit 10.1

EIGHTH AMENDMENT TO CREDIT AGREEMENT

THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of October 20, 2005, by and among SUPERIOR ESSEX COMMUNICATIONS L.P., a Delaware limited partnership (“Superior”), ESSEX GROUP, INC., a Michigan corporation (“Essex”) (Superior and Essex being referred to collectively as “Borrowers,” and individually as a “Borrower”); various financial institutions (“Lenders”); FLEET CAPITAL CORPORATION, a Rhode Island corporation with an office at 300 Galleria Parkway, Suite 800, Atlanta, Georgia 30339, in its capacity as collateral and administrative agent for the Lenders (together with its successors and assigns in such capacity, “Administrative Agent”); and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, in its capacity as syndication agent for the Lenders (together with its successors in such capacity, “Syndication Agent”; Administrative Agent and Syndication Agent are each hereafter referred to from time to time individually as an “Agent” and collectively as “Agents”).

Recitals:

Borrowers, Lenders and Agents are parties to a certain Credit Agreement, dated November 10, 2003, as amended by that certain First Amendment to Credit Agreement dated February 20, 2004, that certain Second Amendment to Credit Agreement dated March 18, 2004, that certain Third Amendment to Credit Agreement and Consent to Specific Transactions dated as of April 2, 2004, that certain Fourth Amendment to Credit Agreement dated April 30, 2004, that certain Fifth Amendment to Credit Agreement and Consent to Specific Transactions dated June 16, 2004, that certain Sixth Amendment to Credit Agreement dated March 11, 2005, and that certain Seventh Amendment to Credit Agreement dated June 27, 2005 (as at any time amended, restated or otherwise modified, the “Credit Agreement”), pursuant to which Lenders have made certain revolving credit loans and other extensions of credit to Borrowers.

Borrowers have requested that Agents and Lenders consent to certain amendments contained herein and Agents and Lenders are willing to consent to such amendments, subject to the terms and conditions contained herein.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.                                      Definitions.  All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Credit Agreement.

2.                                      Amendments to Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)                                  By deleting clauses (i) and (ii) of Section 9.1.3 in its entirety and substituting the following in lieu thereof:

(i) as soon as available, and in any event within 90 days after the close of each Fiscal Year, audited balance sheets of New Parent (including its Subsidiaries and S.E. Holding, C.V. and its subsidiaries) as of the end of such Fiscal Year and the related statements of income, shareholders’ equity and cash flow, on a Consolidated and consolidating basis, together with, with respect to Consolidated Statements, an unqualified opinion issued by a firm of independent certified public accountants of recognized national standing selected by Borrowers but reasonably acceptable to

Administrative Agent (except for a qualification for a change in accounting principles with which the accountant concurs and except for qualifications which are acceptable to Administrative Agent in its reasonable business judgment), and, with respect to New Parent and its Subsidiaries, setting forth in each case in comparative form the corresponding Consolidated figures for the preceding Fiscal Year;

(ii)                                  as soon as available, and in any event within 45 days after the end of each Fiscal Quarter hereafter (other than the fourth Fiscal Quarter of any Fiscal Year), unaudited balance sheets of New Parent (including its Subsidiaries and S.E. Holding, C.V. and its subsidiaries) as of the end of such Fiscal Quarter and the related unaudited statements of income and cash flow for such Fiscal Quarter, on a Consolidated and consolidating basis, setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year and certified by the principal financial officer of Borrowers as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of New Parent and its Subsidiaries and S.E. Holding, C.V. and its subsidiaries for such Fiscal Quarter and period subject only to changes from audit and year end adjustments and except that such statements need not contain notes;

(b)                                 By deleting the last sentence of Section 9.1.15 and substituting the following in lieu thereof:

Essex shall, no later than January 13, 2006, pledge to Administrative Agent 66% of the Equity Interests held by Essex in S.E. Holding, C.V.

(c)                                  By deleting clause (i) of Section 9.2.2 in its entirety and substituting the following in lieu thereof:

(i)                                     to an officer or employee of a Borrower, a Subsidiary or JV Europe (or any subsidiary thereof) for salary, travel advances, moving and other relocation expenses, advances against commissions and other similar advances in the Ordinary Course of Business.

(d)                                 By deleting clauses (vii) and (viii) of Section 9.2.4 and substituting the following in lieu thereof:

; (vii) transactions pursuant to which a Borrower or a Subsidiary licenses intellectual property to or from S.E. Holding, C.V. or JV Europe or any of their respective Affiliates; and (viii) transactions pursuant to which a Borrower or a Subsidiary (A) sells, assigns or otherwise transfers Equipment having a book value not to exceed (1) $5,000,000 in the aggregate to S.E. Holding, C.V. or any of its subsidiaries in connection with the Foreign Venture Investment or (2) $5,000,000 in the aggregate to S.E. Holdings, C.V. or any of its subsidiaries in connection with the JV Europe Investment, or (B) sells Inventory in the Ordinary Course of Business to S.E. Holding, C.V. or any of its subsidiaries;

(e)                                  By deleting clause (iv) of Section 9.2.10 in its entirety and substituting the following in lieu thereof:

(iv) non-exclusive licenses of technology and other Intellectual Property by and among any Borrower, any of its Subsidiaries, S.E. Holding, C.V., and/or any of its subsidiaries, including, without limitation, JV Europe,

(f)                                    By deleting the text of Section 9.2.14 in its entirety and substituting the following in lieu thereof:

File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary, New Parent, New Subsidiary, S.E. Holding, C.V. and any subsidiary thereof.

(g)                                 By deleting the definitions of “Acquisition,” “Consolidated,” “Consolidated Fixed Charge Coverage Ratio,” “Foreign Venture Investment”, “Restricted Investment” and “Subsidiary” in their entirety and substituting the following in lieu thereof:

Acquisition - any transaction, or any series of transactions, by which a Borrower or any Subsidiary Guarantor directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any Person, whether through the purchase of assets, merger or otherwise, (b) acquires (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in voting power of the Equity Interests of any Person or (c) acquires control of 50% or more ownership interest in any partnership or joint venture (excluding any Foreign Venture Investment and JV Europe Investments).

Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies, but excluding, to the extent consolidated under GAAP, the accounts or other items of S.E. Holding, C.V. and its subsidiaries.

Consolidated Fixed Charge Coverage Ratio - with respect to any period, the ratio of (a) the sum of (i) Consolidated EBITDA for such period minus (ii) Unfinanced Capital Expenditures made during such period minus (iii) cash expended on Foreign Venture Investment during such Period minus (iv) Tax Distributions during such period minus (v) Catch-up Pension Contributions made during such period minus (vi) any dividend or distribution by any Borrower directly or indirectly to New Subsidiary the proceeds of which are used by New Subsidiary to make payment of dividends with respect to the New Preferred Stock, to (b) all principal and cash interest payments on Money Borrowed for such period.

Foreign Venture Investment – investments made in any Person by one or more Borrowers in connection with the development, construction and operation of a joint venture which will produce magnet wire in China; provided, however, that (i) the total investment of Borrowers in any such joint venture shall not exceed $30,000,000 in the aggregate at any time, and (ii) Administrative Agent shall be granted a perfected, first priority Lien in certain Equity Interests in S.E. Holding, C.V. as Collateral for the Obligations as provided in Section 9.1.15.

Restricted Investment - any acquisition of Property by a Borrower or any of its Subsidiaries in exchange for cash or other Property, whether in the form of an acquisition of Equity Interests or Debt, or the purchase or acquisition by such Borrower or any of its Subsidiaries of any other Property, or a loan, advance, capital contribution or subscription, except acquisitions of the following: (i) fixed assets to be used in the

Ordinary Course of Business of such Borrower or any of its Subsidiaries so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (ii) goods held for sale or lease or to be used in the manufacture of goods or the provision of services by such Borrower or any of its Subsidiaries in the Ordinary Course of Business (including inventory); (iii) current assets arising from the sale or lease of goods or the rendition of services in the Ordinary Course of Business of such Borrower or any of its Subsidiaries; (iv) investments in Subsidiaries and Essex Electric Inc. to the extent existing on the Closing Date (such investments in Subsidiaries being the only investments permitted to be made by a Borrower in any Subsidiary pursuant to this definition (except as set forth in clause (vi) below)), and distributions made by Subsidiaries of New Parent to New Parent in an amount not to exceed $1,000,000 in the aggregate to pay the exercise price under the warrant to purchase shares of the common stock of Essex Electric Inc.; and (v) Cash Equivalents to the extent they are not subject to rights of offset in favor of any Person other than Administrative Agent or a Lender; (vi) loans and other advances of money to the extent not prohibited by Section 9.2.2; (vii) investments in any Securities received in satisfaction or partial satisfaction thereof from financially troubled Account Debtors, (viii) Foreign Venture Investment and JV Europe Investments; (ix) deposits, prepayments and other credits to suppliers, lessors and landlords made in the Ordinary Course of Business; and (x) Permitted Acquisitions.

Subsidiary – any Person in which more than 50% of its outstanding Voting Securities or more than 50% of all Equity Interests is owned directly or indirectly by a Borrower, by one or more Subsidiaries of such Borrower or by a Borrower and one or more other Subsidiaries; provided, however, that none of S.E. Holding, C.V., JV Europe, nor any of their subsidiaries shall be deemed a Subsidiary; or

(h)                                 By adding definitions of “Contribution Agreement,” “JV Europe Investment,” “JV Europe” and “Nexans” at the appropriate alphabetical location in Appendix A to the Credit Agreement as follows:

Contribution Agreement - that certain Contribution and Formation Agreement, dated July 27, 2005, between Essex, Nexans and the other parties named therein.

JV Europe Investment – investments made in any Person by one or more Borrowers in connection with the development, construction and operation of a joint venture with Nexans which will produce magnet wire in various European countries; provided, however, that (i) the total investment of Borrowers in any such joint venture shall not exceed $30,000,000 in the aggregate at any time (not including any amounts which are contributed and then used to repay all or any portion of the Essex UK Debt (as defined in the Contribution Agreement)), plus the contribution of the stock of Essex International Ltd., Essex Pension Trustees Limited, the transfer of the Essex UK Debt, and the forgiveness of any Essex UK Debt or Essex closing Indebtedness (as defined in the Contributions Agreement) owed to a Borrower and (ii) Administrative Agent shall be granted a perfected, first priority Lien in certain Equity Interests in S.E. Holding, C.V. as Collateral for the Obligations as provided in Section 9.1.15.

JV Europe - Altensys SAS, a société par actions simplifée organized under the laws of France, of which 60% of its equity will initially be owned by S.E. Holding, C.V. and 40% of its equity will initially be owned by Nexans.

Nexans - a société anonyme organized under the laws of France.

(h)                                 By deleting Exhibit E to the Credit Agreement and substituting in lieu thereof an Exhibit E in the form attached to this Amendment.

3.                                      JV Europe Investment.  Borrowers have informed Administrative Agent that they intend to invest up to $30,000,000 and contribute the stock of Essex International Ltd. and Essex Pension Trustees Limited, transfer the Essex UK Debt (as defined in the Contribution Agreement), and forgive Essex UK Debt and Essex Closing Indebtedness (as defined in the Contribution Agreement) owed to a Borrower in connection with the formation of JV Europe pursuant to the Contribution Agreement.  Administrative Agent and the Lenders (i) acknowledge that such investment, to the extent consistent with the Contribution Agreement, shall constitute JV Europe Investments for purposes of the Credit Agreement, and otherwise consent to the transactions described in Sections 2.1 and 2.2 of the Contribution Agreement, (ii) consent to the execution, delivery and performance by Essex and its affiliates of the Ancillary Agreements (as defined in the Contribution Agreement) to which they are a party, and (iii) consent to Superior’s issuance of additional common stock to Nexans upon Nexans’ exercise of its put option with respect to its equity in JV Europe pursuant to the Shareholders Agreement between JV Europe, Superior, S.E. Holding, C.V., Nexans and Nexans Participations.

4.                                      Ratification and Reaffirmation.  Each Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Borrower’s covenants, duties, indebtedness and liabilities under the Loan Documents.

5.                                      Acknowledgments and Stipulations.  Each Borrower acknowledges and stipulates that the Credit Agreement and the other Loan Documents executed by Borrowers are legal, valid and binding obligations of Borrowers that are enforceable against Borrowers in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by each Borrower); and the security interests and liens granted by Borrowers in favor of Administrative Agent, for the benefit of itself and Lenders, are duly perfected, first priority security interests and liens.

6.                                      Representations and Warranties.  Each Borrower represents and warrants to Agents and Lenders, to induce Agents and Lenders to enter into this Amendment, that (a) after giving effect to this Amendment, no Default or Event of Default exists on the date hereof; (b) the execution, delivery and performance of this Amendment have been duly authorized by all requisite company action on the part of each Borrower and this Amendment has been duly executed and delivered by each Borrower; and (c) all of the representations and warranties made by Borrowers in the Credit Agreement are true and correct, in all material respects, on and as of the date hereof, except those representations and warranties made as of a specific date in which such case such representations and warranties were true and correct as of such date.

7.                                      Reference to Credit Agreement.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

8.                                      Breach of Amendment.  This Amendment shall be part of the Credit Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

9.                                      Conditions Precedent.  The effectiveness of the amendments contained in Section 2 and 3 hereof are subject to the receipt by Administrative Agent of a duly executed counterpart of this Amendment from Borrowers, together with a Consent and Reaffirmation duly signed by the Guarantors.

10.                               Expenses of Agents.  Borrowers agree to pay, on demand, all costs and expenses incurred by Agents in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of Agents’ legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

11.                               Miscellaneous.  This Amendment shall be effective upon acceptance by Agents and Lenders, whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.  Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

12.                               No Novation, etc.  Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Credit Agreement or any of the other Loan Documents, each of which shall remain in full force and effect.  This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Credit Agreement as herein modified shall continue in full force and effect.

13.                               Further Assurances.  Each Borrower agrees to take such further actions as Agents and Lenders shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

14.                               Release of Claims.  To induce Agents and Lenders to enter into this Amendment, each Borrower hereby releases, acquits and forever discharges Agents and Lenders, and all officers, directors, agents, employees, successors and assigns of Agents and Lenders, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that any Borrower now has or ever had against Agents or Lenders arising under or in connection with any of the Loan Documents or otherwise.  Each Borrower represents and warrants to Agents and Lenders that such Borrower has not transferred or assigned to any Person any claim that such Borrower ever had or claimed to have against Agents or Lenders.

15.                               Waiver of Jury Trial.  To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

[Remainder of page intentionally left blank; signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

BORROWERS:

SUPERIOR ESSEX COMMUNICATIONS L.P.

By:
Name: David S. Aldridge
Title: Senior Vice President and Chief Financial Officer

ESSEX GROUP, INC.

By:
Name: David S. Aldridge
Title: Vice President and Treasurer

[Signatures continued on following page]

LENDERS:

Revolver Commitment: $60,000,000.00	FLEET CAPITAL CORPORATION

By:
Title:

Revolver Commitment: $60,000,000.00	GENERAL ELECTRIC CAPITAL CORPORATION

By:
Title:

Revolver Commitment: $55,000,000.00	WACHOVIA BANK, NATIONAL ASSOCIATION

By:
Title:

[Signatures continued on the following page]

ADMINISTRATIVE AGENT:

FLEET CAPITAL CORPORATION, as Administrative Agent

By:
Title:

SYNDICATION AGENT:

GENERAL ELECTRIC CAPITAL CORPORATION, as Syndication Agent

By:
Title:

CONSENT AND REAFFIRMATION

Each of the undersigned guarantors of the Obligations of Borrowers at any time owing to Agents and Lenders hereby (i) acknowledges receipt of a copy of the foregoing Eighth Amendment to Credit Agreement; (ii) consents to Borrowers’ execution and delivery thereof; (iii) agrees to be bound thereby; and (iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the Obligations and reaffirms that such guaranty is and shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Consent and Reaffirmation as of the date of such Eighth Amendment to Credit Agreement.

SUPERIOR ESSEX INC.

By:
David S. Aldridge, Vice President,
Treasurer and CFO

SUPERIOR ESSEX HOLDING CORP.

By:
David S. Aldridge, Vice President and
Treasurer

ESSEX INTERNATIONAL INC.

By:
David S. Aldridge, Vice President,
Treasurer, Assistant Secretary and CFO

ESSEX GROUP, INC.

By:
David S. Aldridge, Vice President,
Treasurer and Assistant Secretary

[Signatures continued on the following page]

ESSEX TECHNOLOGY, INC.

By:
David S. Aldridge, Vice President,
Treasurer and Assistant Secretary

ESSEX MEXICO HOLDINGS, L.L.C.

By:
David S. Aldridge, Vice President,
Treasurer and Assistant Secretary

ESSEX WIRE CORPORATION

By:
David S. Aldridge, Vice President,
Treasurer and Assistant Secretary

ESSEX CANADA INC.

By:
David S. Aldridge, Vice President,
Treasurer and Assistant Secretary

ESSEX GROUP MEXICO INC.

By:
David S. Aldridge, Vice President,
Treasurer and Assistant Secretary

EXHIBIT E

COMPLIANCE CERTIFICATE

[Letterhead of Borrower Agent]

                                    , 20

Fleet Capital Corporation, as Administrative Agent

300 Galleria Parkway, N.W.

Suite 800

Atlanta, Georgia 30339

The undersigned, the chief financial officer of Superior Essex Communications LLC, a Delaware limited liability company (“Borrower Agent”), as Borrower Agent, on behalf of itself and the other Borrowers, gives this certificate to Fleet Capital Corporation (“Administrative Agent”) in accordance with the requirements of Section 9.1.3 of that certain Credit Agreement dated               , 20    , among Borrowers, Administrative Agent, as collateral and administrative agent (in such for itself and the financial institutions from time to time parties thereto as lenders (“Lenders”), such Lenders and the other parties named therein (as at any time amended, the “Credit Agreement”).  Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Credit Agreement.

1.                                       Based upon my review of the balance sheets and statements of income of Borrowers and their Subsidiaries for the [Fiscal Year] [quarterly period] ending                                     , 20    , copies of which are attached hereto, I hereby certify that:

(a)                     Consolidated Fixed Charge Coverage Ratio was          to         ;

(b)                   Average Availability during the period was $                        ;

(c)                    Capital Expenditures for Borrowers during the period and for the Fiscal Year to date total $                   and $                    , respectively;

(d)                   Foreign Venture Investment during the period and for the Fiscal Year to date total $                   ; and

(e)                  JV Europe Investments during the period and for the Fiscal Year to date total $                  .

2.                                       No Default exists on the date hereof, other than:                                                                                                                                       [if none, so state]; and

3.                                       No Event of Default exists on the date hereof, other than                                                                                                                               [if none, so state].

4.                                       As of the date hereof, each Borrower is current in its payment of all accrued rent and other charges to Persons who own or lease any premises where any of the Collateral is located, and there are no pending disputes or claims regarding any Borrower’s failure to pay or delay in payment of any such rent or other charges.

5.                                       Attached hereto is a schedule showing the calculations that support Borrowers’ compliance [non-compliance] with the financial covenants, as shown above.

Very truly yours,

SUPERIOR ESSEX COMMUNICATIONS LLC,
as Borrower Agent

Chief Financial Officer